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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      August 12, 2002
                                                 --------------------




                                HOLLY CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                     001-03876                  75-1056913
----------------------------  ------------------------      -------------------
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
    of incorporation)                                       Identification No.)


  100 Crescent Court, Suite 1600
           Dallas, Texas                             75201-6927
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code      (214) 871-3555
                                                    ---------------------









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ITEM 5. OTHER EVENTS

On August 12, 2002, the Company issued the following press release:

         HOLLY CORPORATION REPORTS EXTENSION OF CREDIT AGREEMENT

                  Dallas, Texas, August 12, 2002 - Holly Corporation (AMEX "HOC") today announced that it has extended its Credit and Reimbursement Agreement with a group of banks headed by the Canadian Imperial Bank of Commerce. With the extension, the Credit and Reimbursement Agreement will expire in October 2003 (or October 2004 if there is a satisfactory resolution by October 2003 of a lawsuit brought against the Company by Longhorn Partners Pipeline, L.P.). Under the extension agreement, the Company will have access to $75 million of commitments for both revolving credit loans and letters of credit and up to $37.5 million of this facility may be used for revolving credit loans.

                  Holly Corporation, through its affiliates, Navajo Refining Company and Montana Refining Company, is engaged in the refining, transportation, terminalling and marketing of petroleum products.

                  The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be





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         correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the costs of defense and the risk of an adverse decision in the pending litigation against the Company brought by Longhorn Partners Pipeline, L.P., general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

         FOR FURTHER INFORMATION, Contact:

         Matthew P. Clifton, President
         Stephen J. McDonnell, Vice President
         and Chief Financial Officer
         Holly Corporation
         214/871-3555

         This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this Form 8-K, are forward-looking statements. Such statements are subject to risks and uncertainties, including but not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the costs of defense and the risk of an adverse decision in the pending litigation against the Company brought by Longhorn Partners Pipeline, L.P., and general economic conditions. Although the Company believes that the expectations reflected by such forward-looking statements are reasonable based on information





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currently available to the Company, no assurances can be given that such expectations will prove to have been correct. This summary discussion of risks and uncertainties that may cause actual results to differ from those indicated in forward-looking statements should be read in conjunction with the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001, and the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 2 of Part I of the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2002. All forward-looking statements included in this Current Report on Form 8-K and all subsequent oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  HOLLY CORPORATION
                                               -----------------------
                                               (Registrant)



Date:   August 13, 2002                        By /s/ Stephen J. McDonnell
       -----------------                         --------------------------
                                                 Stephen J. McDonnell
                                                 Vice President and Chief
                                                   Financial Officer